Exhibit 99.1

AAC Holdings, Inc. Announces Filing of Quarterly Report in Satisfaction of NYSE Continued Listing Standard

Media Contact:	Joy Sutton (615) 587-7728 Mediarequest@contactAAC.com

BRENTWOOD, Tenn., August 22, 2019—AAC Holdings, Inc. (NYSE: AAC) (the “Company”) announced that the Company received a written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of the delay in the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2019 (the “Q2 2019 Form 10-Q”).

The Company is diligently working to finalize its Q2 2019 Form 10-Q and expects to do so shortly, although no assurances as to timing may be made.

The NYSE informed the Company that it will monitor the status of the Company’s Q2 2019 Form 10-Q and related public disclosures for up to a six (6) month period from its due date. If the Company does not file its Q2 2019 Form 10-Q with the SEC within six (6) months of its due date (the “Extension Period”), the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six (6) months (the “Additional Extension Period”) depending upon the Company’s specific circumstances. The Notice also states that the NYSE may commence delisting proceedings at any time during the Extension Period or the Additional Extension period, if applicable, if the circumstances warrant.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this Report. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenue, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) the Company’s inability to effectively operate its facilities; (ii) the Company’s reliance on its sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) the Company’s failure to successfully achieve growth or projected financial results related to acquisitions and de novo projects; (v) risks associated with estimates of the value of the Company’s accounts receivable or deterioration in the collectability of accounts receivable; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (vii) a disruption in the Company’s ability to perform diagnostic laboratory services; (viii) maintaining compliance with applicable regulatory authorities, licensure and permits to operate the Company’s facilities and laboratories; (ix) a disruption in the Company’s business and reputational and economic risks associated with civil claims by various parties; (x) inability to meet the covenants in the Company’s loan documents or lack of borrowing capacity, including the Company’s inability to enter into forbearance agreements and amendments with its lenders with respect to certain events of default; (xi) the Company’s inability to successfully raise capital in order to meet its liquidity needs; (xii) inability to effectively integrate acquired facilities; and (xiii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. As a result of these factors, we cannot assure that the forward-looking statements in this Report will prove to be accurate. Investors should not place undue reliance upon forward-looking statements.